Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated May 18, 2021, relating to the financial statements of Foley Trasimene Acquisition Corp. II (“FTAC”). We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York

May 19, 2021